Exhibit 99.1

[JP MORGAN PRIVATE BANK LOGO]

COLLATERAL AGREEMENT

For value received, and in consideration of one or more loans, letters of credit or other financial accommodations extended by JPMORGAN CHASE BANK or any of its subsidiaries or affiliates (the “Bank”), to Alfred P. West, Jr. and Loralee S. West (collectively, the “Obligor”), the undersigned and the Bank agree as follows:

1.             Definitions.

“ Account Assets” means all Deposits, Securities, securities entitlements and any other assets held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank or any other custodian, trustee, Intermediary or Clearing System (all of which shall be considered “financial assets” under the UCC).

“Account Control Agreement” means any securities account control agreement or other similar agreement with any Intermediary and shall specifically include any master securities account control agreement among the Bank and any of its affiliates, as amended from time to time.

“Clearing System” means the Depository Trust Company (“DTC”), Cedel Bank, societe anonyme, the Euroclear system and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.

“Collateral” means: (i) the Deposits, Securities and Account Assets that are listed on Exhibit A; (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing, whether or not listed on Exhibit A; and (iii) all certificates, receipts and other instruments evidencing any of the foregoing. Notwithstanding anything to the contrary in this Agreement, “Collateral” shall not include any securities issued by an affiliate of the Bank, including any of the JPMorgan or American Century families of funds.

“Deposits” means the deposits of the undersigned with the Bank or with any other Intermediary (whether or not held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank or any other Intermediary).

“Intermediary” means any party acting as a financial intermediary or securities intermediary, including, without limitation, affiliates of the Bank that are parties to any Account Control Agreement from time to time.

“Liabilities” means indebtedness, obligations and liabilities of any kind of the Obligor or of the undersigned to the Bank, now or in the future, absolute or contingent, direct or indirect, joint or several, due or not due, arising by operation of law or otherwise, and costs and expenses incurred by the Bank in connection with the Collateral, this Agreement or any Liability Document.

“Liability Document” means any instrument, agreement or document evidencing or delivered in connection with the Liabilities.

“Securities” means the stocks, bonds and other instruments and securities, whether or not held in trust or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Bank or any other Intermediary.

“UCC” means the Uniform Commercial Code in effect in the State of New York. Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

2.             Grant of Security Interest.

As security for the payment of all the Liabilities, the undersigned pledges, transfers and assigns to the Bank and grants to the Bank a security interest in and right of setoff against, the Collateral and hereby agrees to be bound by the terms of any Account Control Agreement among the Bank and its affiliates, as amended from time to time.

3.             Agreements of the Undersigned and Rights of the Bank.

The undersigned agrees as follows and irrevocably authorizes the Bank to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the undersigned, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

(a)           Deposits:  The Bank may: (i) renew the Deposits on terms and for periods the Bank deems appropriate; (ii) demand, collect, and receive payment of any monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; (iv) in all respects deal with the Deposits as the owner; provided that, as to (ii) through (iv), until the occurrence of a Default (as defined below), the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

(b)           Securities:  The Bank may: (i) transfer to the account of the Bank any Securities whether in the possession of, or registered in the name of, any Clearing System or held otherwise; (ii) transfer to the account of the Bank with any Federal Reserve Bank any Securities held in book entry form with any such Federal Reserve Bank; and (iii) transfer to the name of the Bank or its nominee any Securities registered in the name of the undersigned and held by the Bank and complete and deliver any necessary stock powers or other transfer instruments; provided that until the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement or if such Securities are held in a custody, investment management or similar account.

The undersigned grants to the Bank an irrevocable proxy to vote any and all Securities and give consents, waivers and ratifications in connection with those Securities upon and after the occurrence of a Default.

All payments, distributions and dividends in securities, property or cash shall be paid directly to and, at the discretion of the Bank, retained by the Bank and held by it, until applied as provided in this Agreement, as additional Collateral; provided that until the occurrence of a Default, interest on Deposits and cash dividends on Securities paid in the ordinary course will be paid to the undersigned.

(c)           General:  The Bank may, in its name, or in the name of the undersigned:   (i) execute and file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so if, in its reasonable judgment, failure to take that action would impair its rights under this Agreement or if such Securities are held in a custody, investment management or similar account); (iii) make any notification (to the issuer of any certificate or Security, or otherwise, including giving any notice of exclusive control to the Intermediary) or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the undersigned to any item of the Collateral; (iv) issue entitlement orders with respect to any of the Collateral.

The undersigned agrees that it will not file or permit to be filed any termination statement with respect to the Collateral or any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party, consent or be a party to any Account Control Agreement with respect to the Collateral to which the Bank is not also a party or sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, or otherwise encumber the Collateral provided, however, that until the occurrence of a Default, the undersigned may withdraw, add to, buy, and sell Collateral subject to the other provisions of this Agreement, including but not limited to, Section 4. At the request of the Bank the undersigned agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve the security interest and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations. Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the undersigned’s rights in any item of the Collateral. The undersigned releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto.

The rights granted to the Bank pursuant to this Agreement are in addition to the rights granted to the Bank in any custody, investment management, trust, Account Control Agreement or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.

4.             Loan Value of the Collateral.

The undersigned agrees that at all times the amount of the Liabilities may not exceed the aggregate Loan Value of the Collateral. The undersigned will, at the Bank’s option either supplement the Collateral or make, or cause to be made, any payment under the Liabilities to the extent necessary to ensure compliance with this provision or the Bank may liquidate Collateral to the extent necessary to ensure compliance with this provision. “Loan Value” means the value assigned by the Bank from time to time, in its sole reasonable discretion, to each item of the Collateral, provided, however, that, without affecting the right of the Bank to determine the acceptability or Loan Value of Collateral in its sole discretion at any time, shares of SEI Investments Company shall not be given any Loan Value if at any time they shall have a market value of less than $10 per share. Notwithstanding the foregoing, Lender further agrees that if shares of SEI Investments Company shall have a market value greater than or equal to $18.00 per share (to be adjusted to take into account any split or extraordinary distribution of stock or capital), changes to Loan Value shall be effective three business days after notification in writing to the client. Lender further agrees that notwithstanding the foregoing, should the price per share of SEI Investments Company fall below $18.00 per share (to be adjusted to take into account any split or extraordinary distribution of stock or capital), all changes to Loan Value are effective immediately, including any prior notifications.

5.             Currency Conversion.

For calculation purposes, any currency in which the Collateral is denominated (the “Collateral Currency”) will be converted into the currency of the Liabilities (the “Liability Currency”) at the spot rate of exchange for the purchase of the Liability Currency with the Collateral Currency quoted by the Bank at such place as the Bank deems appropriate (or, if no such rate is quoted on any relevant date, estimated by the Bank on the basis of the Bank’s last quoted spot rate) or another prevailing rate that the Bank deems more appropriate.

6.             Representations and Warranties.

The undersigned represents and warrants that:

(a)           this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity;

(b)           the execution, delivery and performance by the undersigned of this Agreement and all other documents contemplated hereby, do not and will not (i) conflict with or constitute a breach of, or default under, or require any consent under, or, except as contemplated hereby, result in the creation of any lien, charge or encumbrance upon the property or assets of the undersigned pursuant to any other agreement or instrument to which the undersigned is a party or is bound or by which its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the undersigned;

(c)           no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with the due and valid execution, delivery and performance by the undersigned of this Agreement;

(d)           there are no actions, suits, investigations or proceedings pending or threatened at law, in equity, in arbitration or by or before any other authority involving or affecting: (i) the undersigned that, if adversely determined, are likely to have a material adverse effect on the prospects or condition of the undersigned; (ii) any material part of the assets or properties of the undersigned or any part of the Collateral; or (iii) any of the transactions contemplated in this Agreement. There are currently no material judgments entered against the undersigned and the undersigned is not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the prospects or condition of the undersigned;

(e)           in the event that the undersigned is a partnership, limited liability partnership, corporation or limited liability company, the undersigned also represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(f)            in the event that the undersigned is a trust, the undersigned also represents and warrants that (i) it is a duly constituted and validly existing trust, (ii) the undersigned has delivered to the Bank a true, complete and accurate copy of the agreement pursuant to which it has been organized and all amendments and modifications thereto, and (iii) the trustees of the undersigned signing this Agreement have the legal capacity and full power and authority to execute, deliver, and perform their obligations under, and to bind the undersigned to perform its obligations under, this Agreement, and to execute and deliver any and all documents and instruments in connection therewith;

(g)           the undersigned is the sole owner of the Collateral and the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement; and

(h)           as to Deposits and Account Assets, the undersigned has not withdrawn, canceled, been repaid or redeemed all or any part of any Deposits or Account Assets and there is no such pending application; and (i) as to Securities, the Securities have been duly authorized and are fully paid and non-assessable, there are no restrictions on pledge of the Securities by the undersigned nor on sale of the Securities by the Bank (whether pursuant to securities laws or regulations or shareholder, lock-up or other similar agreements) and the Securities are fully marketable by the Bank as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirements.

7.             Default.

Each of the following is an event of default (“Default”):

(i) any sum payable on any of the Liabilities is not paid when due; (ii) any representation and warranty of the undersigned or any party liable on or for any of the Liabilities (including but not limited to the Obligor, a “Liability Party”) in this Agreement or in any Liability Document shall prove to have been incorrect in any material respect on or after the date hereof; (iii) the undersigned or any Liability Party fails to perform or observe any term, covenant, or condition under this Agreement or under any Liability Document; (iv) any indebtedness of the undersigned or any Liability Party or interest or premium thereon is not paid when due (whether by scheduled maturity, acceleration, demand or otherwise); notwithstanding the foregoing, if SEI Investments Company has a market value per share of greater than or equal to $18 per share (to be adjusted to take into account any split or extraordinary distribution of stock or capital), then the Obligor shall have 5 business days to repay indebtedness due; in the event SEI Investments Company has a market value per share of less than $18 per share (to be adjusted to take into account any split or extraordinary distribution of stock or capital) then any payment of interest or principal shall be due immediately (v) the undersigned or any Liability Party: (a) is generally not, or is unable to, or admits in writing its inability to, pay its debts as its debts become due; (b) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (c) commences any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (d) has any such petition filed, or any such proceeding has been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (e) has a receiver, custodian or trustee appointed for all or a substantial part of its property; or (f) takes any action effectuating, approving or consenting to any of the events described in this section (v); (vi) the undersigned or any Liability Party shall die, dissolve or for any reason cease to be in existence or merge or consolidate; or if the undersigned or any Liability Party is a partnership, limited liability partnership or limited liability company, any general partner, partner or member, respectively, shall die, dissolve or for any reason cease to be in existence or cease to be a partner or member, as the case may be, or shall merge or consolidate; provided that death of a trustee shall not be a Default; (vii) the undersigned or any Liability Party is involved in a proceeding relating to, or which may result in, a forfeiture of all or a substantial part of the undersigned’s or any Liability Party’s assets or a material judgment is entered against the undersigned or any Liability Party; (viii) there is, in the opinion of the Bank, a material adverse change in the business, prospects or financial condition of the undersigned or any Liability Party; then, unless and to the extent that the Bank otherwise elects, the Bank will be entitled to exercise any of the rights and remedies under this Agreement.

8.             Remedies.

On a Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the undersigned’s basis or holding period for any Collateral.

The Bank may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at the price as the Bank deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the undersigned waives any requirements of the UCC) and the Bank or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the undersigned, which right the undersigned expressly waives.

The Bank may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency; (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Bank reasonably selects; (iii) invest such monies or proceeds on behalf of the undersigned; and (iv) apply any portion of the Collateral, first, to all costs and expenses of the Bank, second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the undersigned.

The undersigned will pay to the Bank all expenses (including reasonable attorneys’ fees and legal expenses incurred by the Bank and the allocated costs of its in-house counsel) in connection with the exercise of any of the Bank’s rights or obligations under this Agreement or the Liability Documents. The undersigned will take any action requested by the Bank to allow it to sell or dispose of the Collateral. Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the applicable Liability Party will remain liable for the payment in full of any unpaid balance of the Liabilities.

9.             Jurisdiction.

The undersigned hereby irrevocably submits to the jurisdiction of any New York state or United States federal court sitting in New York City over any action or proceeding arising out of this Agreement, and the undersigned hereby irrevocably agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court. The undersigned further agrees that any action or proceeding brought against the Bank may be brought only in a New York state or United States federal court sitting in New York county. The undersigned hereby further irrevocably consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the undersigned at its address specified on the signature page hereof, or at the undersigned’s most recent mailing address as set forth in the records of the Bank.

The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdiction.

10.           Waiver of Jury Trial.

THE UNDERSIGNED AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL WITH RESPECT TO ANY DISPUTE OR ACTION ARISING OUT OF, IN CONNECTION WITH OR REGARDING THE FACILITY DOCUMENTS.

11.           Notices.

Unless otherwise agreed in writing, notices may be given to the Bank and the undersigned at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses listed on the signature page of this Agreement, or such other telecopier (and telephone) number or addresses communicated in writing by either party to the other. Notices to the Bank are effective on receipt.

12.           Unconditional Obligations.

If the undersigned is not an Obligor, the undersigned’s obligations under this Agreement are unconditional without regard to: (i) any lack of validity or enforceability of any of the Liabilities or any agreement or instrument relating to the Liabilities; (ii) any change in the time, manner or place of payment of, or in any other term of any of the Liabilities or any other amendment or waiver of, any agreement or instrument relating to the Liabilities; (iii) any release, exchange, perfection or non-perfection of any item of the Collateral or any release or amendment or waiver of, any guaranty, subordination or other credit support for any of the Liabilities; (iv) the release or discharge in full or in part of any Obligor, (v) any other circumstance that might otherwise constitute a defense or discharge of the Obligor or a guarantor of the Liabilities or a party agreeing to subordinate its claim to the Liabilities; or (vi) any law, regulation or order now or later in effect affecting the Liabilities or any agreement or instrument relating to any of the Liabilities.

13.           Miscellaneous.

(a)           As used herein, the term undersigned shall include all signatories hereto, if more than one. In such event, the obligations, representations and warranties of the undersigned hereunder shall be joint and several. This Agreement shall be binding on the undersigned and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the undersigned may not delegate any of its obligations hereunder without the prior written consent of the Bank.

(b)           No amendment or waiver of any provision of this Agreement nor consent to any departure by the undersigned will be effective unless it is in writing and signed by the undersigned and the Bank and will be effective only in that specific instance and for that specific purpose. No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.

(c)           The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the undersigned or any Liability Party.

(d)           The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.

(e)           The undersigned hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any other notices and demands, whether or not relating to those instruments.

(f)            This Agreement is governed by and construed according to the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has signed this Agreement as of this 16th day of September, 2002.

ACCEPTED:

JPMorgan Chase Bank

By:	/s/ Brian K. Foster
Name: BRIAN K. FOSTER
Title: VP

Address for notices to the
Bank:

JPMorgan Chase Bank

345 Park Avenue

New York, New York 10154-1002

Attn: Amanda S. Elliott

Telecopier: 212-464-2531

Telephone: 212-464-1518

By:	/s/ Alfred P. West, Jr.
Alfred P. West, Jr.

By:	/s/ Loralee S. West
Loralee S.West

Address for notices:

12 Greenbriar Lane

Paoli, PA 19301

Telecopier:  610-644-4838

Telephone:  610-644-0198

EXHIBIT A

DESCRIPTION OF THE COLLATERAL

1. Deposits

Type of Deposit (CD,TD, etc.)	Location (NY, IBF-NY, etc.)	Account, Contract or Certificate No.

2. Stocks, Bonds and Other Instruments and Securities

Name of Security or Obligation	Name of Issuer	Number of Unites	Certificate Number (if applicable)

3. All Assets Held or To Be Held in the Following Custody or Subcustody Accounts, Safekeeping Accounts, Investment Management Accounts and/or other account with Intermediary;

Account Number	(If Collateral is not held by the Bank or its affiliates, give Name of Legal Entity holding Collateral)
XXXXXXX

JPMorgan Private Bank

Form No. 322356/Revised 6/14/02

As of November 25, 2002

Alfred P. West, Jr.

Loralee S. West

12 Greenbriar Lane

Paoli, PA 19301

Dear Mr., and Mrs. West:

Reference is made to the Collateral Agreement, dated as of September 16, 2002, by and among JPMorgan Chase Bank, Alfred P. West, Jr. and Loralee S. West (the “Collateral Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Collateral Agreement.

As a matter of clarification, each of the parties hereto acknowledge and agree that the Collateral Agreement is hereby amended by deleting Section 6(h) in its entirety and replacing it with the following:

“(h) as to Deposits and Account Assets, the undersigned has not withdrawn, canceled, been repaid or redeemed all or any part of any Deposits or Account Assets and there is no such pending application; and as to Securities, the Securities have been duly authorized and are fully paid and non-assessable, and except for any restrictions pursuant to applicable securities laws and regulations (1) there are no restrictions on pledge of the Securities by the undersigned or on sale of the Securities by the Bank (whether pursuant to shareholder, lock-up or other similar agreements); and (2) the Securities are fully marketable by the Bank as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirements.”

This amendment to the Collateral Agreement shall be deemed effective as of September 16, 2002. Please confirm your agreement to the foregoing by signing the enclosed copy of this letter in the space provided below and returning it to me.

Very truly yours,

JPMorgan Chase Bank

By:	/s/ Brian K. Foster
Name: BRIAN K. FOSTER
Title: VP

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Acknowledged and agreed to:

/s/ Alfred P. West, Jr.
Alfred P. West, Jr.

/s/ Loralee S. West
Loralee S. West